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                                                                Exhibit (k) (ii)



September 5, 2003


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

         I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-6 for Zenith Flexible Life 2001, issued through New England Variable Life Separate Account (File No. 333-103193).

                                                       Very truly yours,

                                                       /s/ Anne M. Goggin

                                                       Anne M. Goggin
                                                       Senior Vice President and
                                                       General Counsel